UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2019

ORBSAT CORP

(Exact name of the registrant as specified in its charter)

Nevada	000-25097	65-0783722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18851 N.E. 29th Ave., Suite 700, Aventura, FL 33180

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (305) 560-5355

Orbital Tracking Corp.

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events.

As disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Orbital Tracking, Inc. (the “Company”) on August 13, 2019, the Company filed a Certificate of Change (the “Certificate of Change”) with the Nevada Secretary of State on July 24, 2019. The Certificate of Change provides for (i) a 1-for-15 reverse split (the “Reverse Split”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”), and the Company’s preferred stock, $0.0001 par value per share (“Preferred Stock”), (ii) a reduction in the number of authorized shares of Common Stock in direct proportion to the Reverse Split (i.e. from 750,000,000 shares to 50,000,000 shares), and (iii) a reduction in the number of authorized shares of Preferred Stock in direct proportion to the Reverse Split (i.e. from 50,000,000 shares to 3,333,333 shares). The Company has been notified by the Financial Industry Regulatory Administration (“FINRA”) that the market effective date for the Reverse Split will be August 19, 2019. Beginning August 19, 2019, our trading symbol will be changed to “TRKKD” for a period of twenty business days, after which it will become to “OSAT.” As a result of the Reverse Split, the Common Stock will have the following new CUSIP number: 68557F100.

Also as disclosed in the Company’s Current Report on Form 8-K filed with the SEC on August 1, 2019, on July 26, 2019, the Company and Orbital Merger Sub, Inc., a wholly owned subsidiary of the Company (“Orbital Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the parties agreed that Orbital Sub would merge with and into the Company (the “Merger”), with the Company being the surviving corporation of the Merger. In connection therewith, on July 26, 2019, the Company filed articles of merger (“Articles of Merger”) with the Nevada Secretary of State. Pursuant to the Articles of Merger, upon effectiveness of the Merger, Orbital Sub would will merge with and into the Company, with the Company being the surviving corporation of the Merger. We have been notified by FINRA that the effective date for the Merger and resulting name change to Orbsat Corp (the “Name Change”) will be August 19, 2019.

On August 19, 2019, the Company issued a press release regarding the Name Change and Reverse Split. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in the website is not a part of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release of the registrant dated August 19, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

ORBSAT CORP

Date: August 19, 2019	By:	/s/ David Phipps
David Phipps
President and Chief Executive Officer